As filed with the U.S. Securities and Exchange Commission on March 3, 2021

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

AURORA ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Cayman Islands (State or other jurisdiction incorporation or organization)	73709 (Primary Standard Industrial Classification Code Number)	N/A (I.R.S. Employer Identification Number)

20 North Audley Street, London W1K 6LX, United Kingdom, +44 (0)20 3931 9785

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

MaplesFS, 4001 Kennett Pike, Suite 302, Wilmington, DE 19807

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of Communications to:

Steven G. Canner Baker & McKenzie LLP 452 Fifth Avenue New York, New York 10018 United States (212) 626-4100	Michael Johns Maples and Calder P.O. Box 309, Ugland House Grand Cayman KY1-1104 Cayman Islands Tel: (345) 949-8066	Derek J. Dostal Deanna L. Kirkpatrick Davis Polk & Wardwell LLP 450 Lexington Avenue New York, New York 10017 United States (212) 450-4000

Approximate date of commencement of proposed sale to the public: Promptly after the effective date of this registration statement.

If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-253106

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

(Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount to be Registered	Proposed Maximum Offering Price per Unit(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Units, each consisting of one Class A ordinary share, $0.0001 par value, and one quarter of one warrant(2)	2,300,000 Units	$10.00	$23,000,000	$2,509.30
Class A ordinary shares, par value $0.0001 per share (the “ordinary shares”), included in the Units(3)	2,300,000 Shares	—	—	—	(4)
Warrants to purchase ordinary shares included in the Units(3)	575,000 Warrants	—	—	—	(4)
Total			$23,000,000	$2,509.30	(5)

(1)	Estimated solely for the purpose of calculating the registration fee under Rule 457(a).

(2)	Includes 330,000 units, consisting of 330,000 Class A ordinary shares and 110,000 warrants, which may be issued upon exercise of a 45-day option granted to the underwriters to cover over-allotments, if any.

(3)	Pursuant to Rule 416 under the Securities Act, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from share sub-divisions, share capitalizations or similar transactions.

(4)	No additional registration fee is payable pursuant to Rule 457(g).

(5)

The Registrant previously registered securities having a proposed maximum aggregate offering price of $230,000,000 on its Registration Statement on Form S-1, as amended (File No. 333-253106), which was declared effective by the Securities and Exchange Commission on March 3, 2021. In accordance with Rule 462(b) under the Securities Act, an additional number of securities having a proposed maximum offering price of $23,000,000 is hereby registered, which includes securities issuable upon the exercise of the underwriters’ option to purchase additional units.

The Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

This Registration Statement on Form S-1 is being filed with respect to the registration of 2,300,000 additional units of Aurora Acquisition Corp., a Cayman Islands exempted company (the “Registrant”), each consisting of one share of Class A common stock and one-fourth of one warrant, pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and General Instruction V to Form S-1. Each whole warrant entitles the holder thereof to purchase one share of Class A common stock of the Registrant at a price of $11.50 per share, subject to adjustment as provided in the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-253106) (the “Prior Registration Statement”) initially filed by the Registrant on February 12, 2021 and declared effective by the Securities and Exchange Commission (the “Commission”) on March 3, 2021.. Only whole warrants are exercisable. This Registration Statement relates to the Prior Registration Statement, and the required opinions of counsel and related consents and independent registered public accounting firm’s consent are attached hereto and filed herewith. Pursuant to Rule 462(b), the contents of the Prior Registration Statement, including the exhibits thereto, are incorporated by reference into this Registration Statement.

CERTIFICATION

The Registrant hereby certifies to the Commission that (1) it has instructed its bank to pay the filing fee set forth on the cover page of this Registration Statement by a wire transfer of such amount to the Commission’s account at U.S. Bank as soon as practicable (but no later than the close of business as of March 4, 2021), (2) it will not revoke such instructions, (3) it has sufficient funds in the relevant account to cover the amount of such filing fee and (4) it will confirm receipt of such instructions by its bank during regular business hours no later than March 4, 2021.

PART II

Information Not Required in Prospectus

Item 16.	Exhibits

The following documents are filed as exhibits to this Registration Statement, and all other exhibits previously filed as exhibits to the Prior Registration Statement, as amended (File No. 333-253106), are incorporated by reference into, and shall be deemed to be a part of, this filing.

5.1	Opinion of Baker & McKenzie LLP (incorporated by reference to Exhibit 5.1 filed with the Amendment No. 2 to the Prior Registration Statement filed on February 26, 2021)
5.2	Opinion of Maples and Calder (incorporated by reference to Exhibit 5.2 filed with the Amendment No. 1 to the Prior Registration Statement filed on February 24, 2021)
23.1	Consent of Marcum
23.2	Consent of Baker & McKenzie LLP (included in Exhibit 5.1).
23.3	Consent of Maples and Calder (included in Exhibit 5.2)
24.1	Powers of attorney (included on signature page of the Registratnt’s Prior Registration Statement filed February 12, 2021)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in London, England on March 3, 2021.

Aurora Acquisition Corp.

By:	/s/ Arnaud Massenet
Arnaud Massenet
Chief Executive Officer
March 3, 2021

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

/s/ Arnaud Massenet
Arnaud Massenet, Chief Executive Officer (principal executive officer) March 3, 2021

*
Caroline Harding, Chief Financial Officer and Director (principal financial officer and principal accounting officer) March 3, 2021

*
Prabhu Narasimhan Chief Investment Officer and Head of Legal March 3, 2021

*
Thor Björgólfsson, Chairman March 3, 2021

*
Shravin Mittal, Director March 3, 2021

*
Sangeeta Desai, Director March 3, 2021

*
Michael Edelstein, Director March 3, 2021

*By:	/s/ Arnaud Massenet
Arnaud Massenet
Attorney-in-Fact

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the undersigned has signed this registration statement, solely in its capacity as the duly authorized representative of Aurora Acquisition Corp., in the City of Newark, State of Delaware, on the 3rd day of March, 2021.

/s/ Donald J. Puglisi
Donald J. Puglisi, Authorized Representative March 3, 2021